UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CIMPRESS N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold its 2017 Annual General Meeting of Shareholders:

on Tuesday, November 14, 2017
at 7:30 p.m. Central European Time
at the offices of Stibbe N.V.
Beethovenplein 10
1077 WM Amsterdam
The Netherlands

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint John J. Gavin, Jr. to our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2021;

(2) Appoint Zachary S. Sternberg to our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2021;

(3) Reappoint Robert S. Keane to our Management Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2021;

(4) Appoint Sean E. Quinn to our Management Board to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2020;

(5) Following a discussion on the application of the remuneration policy over the fiscal year ended June 30, 2017, hold a non-binding, advisory “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in this proxy statement;

(6) Adopt our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2017;

(7) Discharge the members of our Management Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2017;

(8) Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2017;

(9) Authorize our Management Board, acting with the approval of our Supervisory Board, until May 14, 2019 to repurchase up to 6,300,000 of our issued and outstanding ordinary shares (which represents approximately 20% of our 31.4 million shares outstanding as of June 30, 2017) on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the United States Securities Exchange Act of 1934, or the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on the Nasdaq Global Select Market, or Nasdaq, or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board);

(10) Renew the authorization of our Management Board, acting with the approval of our Supervisory Board, until May 14, 2019 to issue ordinary shares or grant rights to subscribe for ordinary shares up to a maximum of (i) 10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings, and (ii) an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity;

(11) Renew the authorization of our Management Board, acting with the approval of our Supervisory Board, until May 14, 2019 to resolve to exclude or restrict our shareholders’ preemptive rights under Dutch law with respect to ordinary shares and rights to subscribe for ordinary shares that the Management Board may issue or grant pursuant to any authorization of our shareholders;

(12) Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018;

(13) Hold a non-binding, advisory “say on frequency” vote regarding the frequency of the future advisory votes on executive compensation (once every year, every two years or every three years); and

(14) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting.

Our Management Board and Supervisory Board have no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 17, 2017 are entitled to vote at the annual general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the enclosed proxy card or voter instruction form in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Management Board,
Chairman of the Management Board, President and
  Chief Executive Officer
October 23, 2017

CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 14, 2017

This proxy statement contains information about the 2017 Annual General Meeting of Shareholders of Cimpress N.V., which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Tuesday, November 14, 2017 at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM Amsterdam, the Netherlands. The meeting will begin at 7:30 p.m. Central European Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Management Board of Cimpress N.V. (which is also referred to as we, us, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2017 on or about October 23, 2017.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual General Meeting of Shareholders:

This Proxy Statement and the 2017 Annual Report to Shareholders are available for viewing, printing and downloading at http://proxy.ir.cimpress.com. In addition, our statutory annual accounts and accompanying annual report, as prepared in accordance with Dutch law and including biographical information about the candidates nominated for appointment as members of our Supervisory Board, are available at our offices at the address above and for viewing, printing, and downloading at http://proxy.ir.cimpress.com.

We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the United States Securities and Exchange Commission, or SEC, to any shareholder who requests it by emailing IR@cimpress.com or writing to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s web site at www.sec.gov.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 13 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first two pages of this proxy statement. Our Management Board and Supervisory Board are not aware of any other business to be transacted at the annual meeting.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 17, 2017, which is the record date for the annual meeting. Shareholders of record at the close of business on October 17, 2017 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is 31,040,631.

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting.

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Management Board and Supervisory Board. If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “routine” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-routine” proposals at the annual meeting and a “broker non-vote” will occur. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote such shares on a particular matter.

If you are a record holder and attend the annual meeting in person, then you may also vote in person. If you hold your shares in street name and wish to attend the meeting or vote in person, then you must follow the instructions below under “How do I attend the meeting and vote in person?”

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to our Senior Securities Counsel at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting;

•	delivering to our Senior Securities Counsel written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Amsterdam, the Netherlands in person, please send our Senior Securities Counsel written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than November 9, 2017. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one third of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement:

•
Proposals 1 through 4 (appointments of members of our Supervisory Board and Management Board):  In accordance with our articles of association, our Supervisory Board adopted unanimous resolutions to make binding nominations of the candidates for appointment to the Supervisory Board and Management Board. Our shareholders may set aside any of these binding nominations only by a vote of at least two thirds of the votes cast at a meeting representing more than half of our share capital.

•
Proposal 5 (advisory “say on pay”):  This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•
Proposal 11 (authority to exclude or restrict pre-emptive rights): This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present, unless less than half of our issued capital is present or represented at the meeting, in which case this proposal requires a vote of at least two thirds of the votes cast.

•	Proposals 6 through 10, and 12: These proposals require the approval of a majority of votes cast at a meeting at which a quorum is present.

•
Proposal 13: This vote is non-binding and advisory in nature, but our Supervisory Board will take into account the outcome of the vote and expects to adopt the frequency that receives the greatest level of support from our shareholders.

For all proposals, Dutch law and our articles of association provide that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the annual meeting. Shares will not be voted in favor of a proposal if either the shareholder abstains from voting on a particular matter or the shares are broker non-votes.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How do the Management Board and Supervisory Board recommend that I vote on the proposals?

The Management Board and Supervisory Board recommend that you vote FOR Proposals 1 through 12 and for a frequency of every 1 YEAR on Proposal 13.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Supervisory Board position, for the 2018 annual general meeting?

Because we are a Dutch limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and timeframes apply if you wish to submit a candidate to be considered for election to our Supervisory Board at our 2018 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2018 annual general meeting.

Under our articles of association, if you are interested in submitting a proposal, you must fulfill the requirements set forth in our articles of association, including satisfying both of the following criteria:

•	We must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than 60 days before the 2018 annual general meeting, and

•	The number of ordinary shares you hold must equal at least 3% of our issued share capital.

Under our articles of association, shareholders do not have the right to nominate or appoint their own candidates for positions on our Supervisory Board directly, but if you submit information about a potential candidate for the Supervisory Board to our Nominating and Corporate Governance Committee, as described in the section of this proxy statement entitled “Supervisory Board Nomination Process,” then our Nominating and Corporate Governance Committee will consider whether he or she is appropriate for nomination to our Supervisory Board.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2018 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in

Rule 14a-8 of the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our proxy statement for the 2018 annual general meeting, we must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than June 25, 2018.

Any proposals, nominations or notices under our articles of association or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

With a copy to:
Senior Securities Counsel
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $10,500 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our Supervisory Board members, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Supervisory Board members, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing IR@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 8, 2017 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of, and nominee for appointment to, our Supervisory Board;

•	our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our current Supervisory Board members and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Cantillon Capital Management LLC(4)	1,544,213	5.0%
40 West 57th Street
New York, NY 10019

FMR LLC(5)	2,305,733	7.4
245 Summer Street
Boston, MA 02210 USA

Janus Henderson Group plc(6)	4,098,249	13.2
201 Bishopsgate
EC2M 3AE London UK

Prescott General Partners LLC	4,656,492	15.0
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

The Spruce House Partnership LP	2,358,903	7.6
435 Hudson Street, 8th Floor
New York, NY 10014 USA

Named Executive Officers, Supervisory Board members, and Nominees for Supervisory Board
Robert S. Keane(7)(8)	3,446,957	10.5

Cornelis David Arends(9)	15,450	*

Katryn S. Blake(8)	98,311	*

Paolo De Cesare(8)	20,004	*

Sophie A. Gasperment	—	0

John J. Gavin, Jr.(8)(10)	55,505	*

Donald LeBlanc(8)	27,861	*

Eric C. Olsen(8)	22,504	*

Sean E. Quinn	3,185	*

Richard T. Riley(8)(11)	72,612	*

Nadia Shouraboura(8)	5,600	*

Zachary S. Sternberg(12)	2,374,246	7.6

Mark T. Thomas(8)(13)	37,321	*

Scott Vassalluzzo(8)(14)	75,274	*

Lawrence A. Gold(8)(15)	5,579	*

Donald R. Nelson(15)	—	0

All current executive officers and Supervisory Board members as a group (13 persons) (8)	3,880,584	11.8%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and Supervisory Board member is c/o Cimpress N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 8, 2017 (i.e., November 7, 2017), including through the exercise of share options or the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on September 8, 2017 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 31,045,789, the number of ordinary shares outstanding on September 8, 2017, plus any shares issuable to the shareholder within 60 days after September 8, 2017 (i.e., November 7, 2017), including restricted share units that vest and share options that are exercisable on or before November 7, 2017.

(4)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 14, 2017.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 14, 2017.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on June 12, 2017.

(7)
Includes an aggregate of (i) 1,619,986 shares held by irrevocable discretionary trusts established for the benefit of Mr. Keane or members of his immediate family, or the Trusts, and other entities that are wholly owned by the Trusts, and (ii) 74,181 shares held by a charitable entity established by Mr. Keane and his spouse. Trustees who are independent of Mr. Keane or his spouse hold exclusive voting and investment power with respect to the ordinary shares owned by the Trusts and the ordinary shares issuable pursuant to share options held by the Trusts; Mr. Keane and his spouse do not hold such power with respect to the Trusts. Mr. Keane and his spouse share voting and investment power with respect to the shares held by the charitable entity. Mr. Keane and his spouse disclaim beneficial ownership of the shares and share options held by the Trusts, entities owned by the Trusts, and the charitable entity except to the extent of their pecuniary interest therein.

(8)
Includes the number of shares listed below that each executive officer and supervisory director has the right to acquire under share options and restricted share units that vest on or before November 7, 2017:

     • Mr. Keane: 1,752,790 shares, held by the Trusts
     • Ms. Blake: 86,000 shares
     • Mr. De Cesare: 10,873 shares
     • Mr. Gavin: 23,644 shares
     • Mr. LeBlanc: 5,877 shares
     • Mr. Olsen: 10,873 shares
     • Mr. Riley: 14,096 shares
     • Dr. Shouraboura: 4,419 shares
     • Mr. Thomas: 12,070 shares
     • Mr. Vassalluzzo: 4,419 shares
     • Mr. Gold: 1,953 shares
     • All current executive officers and supervisory directors in the aggregate: 1,925,061 shares

(9)
Includes 11,900 shares held by a limited company of which Mr. Arends is a managing director. Mr. Arends disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(10)	Includes 27,977 shares held by a trust of which Mr. Gavin and his wife are trustees.

(11)	Includes 45,824 shares held by a grantor annuity trust of which Mr. Riley is the trustee.

(12)
Includes 2,358,903 shares held by The Spruce House Partnership LP. The general partner of The Spruce House Partnership LP is Spruce House Capital LLC, of which Mr. Sternberg is a managing member. Mr. Sternberg disclaims beneficial ownership of the shares held by The Spruce House Partnership LP except to the extent of his pecuniary interest therein.

(13)
Includes 1,800 shares held by a family limited liability company of which Mr. Thomas is a manager. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(14)
Includes 2,174 shares held in investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(15)	Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Board members, executive officers, and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. SEC regulations also require these reporting persons to furnish us with copies of all such reports that they file.

Based on written representations from the reporting persons and our review of the reports they filed, we believe that all reporting persons other than Cornelis David Arends and Sophie Gasperment complied with all Section 16(a) filing requirements during our fiscal year ended June 30, 2017. Mr. Arends reported four transactions on a single Form 4 after the filing deadline. Due to an administrative error by Cimpress, Ms. Gasperment was late in filing her initial report on Form 3 and reported one transaction on Form 4 after the filing deadline.

PROPOSALS 1 AND 2 - APPOINT TWO MEMBERS TO OUR SUPERVISORY BOARD

The eight members of our Supervisory Board serve for rotating terms of up to four years. None of the members of our Supervisory Board is an employee of Cimpress.

•	The term of John J. Gavin, Jr. expires at this 2017 annual general meeting.

•	The terms of Richard T. Riley and Scott Vassalluzzo expire at our 2018 annual general meeting.

•	The terms of Eric C. Olsen and Nadia Shouraboura expire at our 2019 annual general meeting.

•	The terms of Paolo De Cesare, Sophie A. Gasperment, and Mark T. Thomas expire at our 2020 annual general meeting.

Under our articles of association, our Supervisory Board has the right to determine the number of members of the Supervisory Board, and the Supervisory Board has adopted unanimous resolutions determining that it is in the best interest of Cimpress and its shareholders to increase the size of the Supervisory Board to nine members. We are asking our shareholders to reappoint John J. Gavin, Jr. to our Supervisory Board and to appoint Zachary S. Sternberg as a new member of our Supervisory Board. Under Dutch law and our articles of association, our Supervisory Board has the right to make binding nominations for open positions on the Supervisory Board. In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Supervisory Board and pursuant to the invitation of our Management Board, the Supervisory Board has adopted unanimous resolutions to make binding nominations of Messrs. Gavin and Sternberg to serve as Supervisory Board members for a term of four years ending on the date of our annual general meeting of shareholders in 2021.

The Supervisory Board recommends that shareholders vote for the reappointment of Mr. Gavin because of his extensive experience as chief financial officer of several growing companies, as well as ten years as an independent auditor. Mr. Gavin chairs the Audit Committee of the Supervisory Board. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Sternberg because of his perspective as a significant and long-term shareholder of Cimpress who possesses a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience. We believe Mr. Sternberg’s appointment will further our uppermost strategic and financial objectives and add valuable perspective to our Supervisory Board. Following Mr. Sternberg’s appointment, approximately 23% of Cimpress’ outstanding shares would be represented on our Supervisory Board by long-term owners. You can find more information about Messrs. Gavin and Sternberg, and the other members of our Supervisory Board in the section of this proxy statement entitled “INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommend that you vote FOR the appointments of Messrs. Gavin and Sternberg as members of our Supervisory Board.

PROPOSALS 3 AND 4 - APPOINT TWO MEMBERS TO OUR MANAGEMENT BOARD

As a Dutch company, we have a two-tiered board structure consisting of a Supervisory Board, composed of independent, non-employee directors, and a Management Board, composed of members of our senior management team. The principal responsibility of the Management Board is to manage Cimpress, which means, among other things, that it is responsible for implementing Cimpress' goals and strategy, managing Cimpress' associated risk profile, operating Cimpress' business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to Cimpress.

Our Management Board currently consists of two of our executive officers who serve on the Management Board for four-year terms:

•	The term of Robert S. Keane, our President, Chief Executive Officer of Cimpress, and Chairman of the Management Board, expires at this 2017 annual general meeting.

•	The term of Katryn Blake, our Executive Vice President and Chief Executive Officer of Vistaprint, expires at our 2019 annual general meeting.

Under our articles of association, our Supervisory Board has the right to determine the number of members of the Management Board, and the Supervisory Board has adopted unanimous resolutions determining that it is in the best interest of Cimpress and its shareholders to increase the size of the Management Board to three members. We are therefore asking our shareholders to appoint Sean E. Quinn, our Executive Vice President and Chief

Financial Officer, as a new member of our Management Board and to reappoint Robert S. Keane to the Management Board. Under Dutch law and our articles of association, our Supervisory Board has the right to make binding nominations for open positions on the Management Board. In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Supervisory Board and pursuant to the invitation of our Management Board, the Supervisory Board has adopted unanimous resolutions to make binding nominations of Mr. Keane to serve on the Management Board for a term of four years ending on the date of our annual general meeting of shareholders in 2021 and Mr. Quinn to serve on the Management Board for a term of three years ending on the date of our annual general meeting of shareholders in 2020.

The Supervisory Board recommends that shareholders vote for the reappointment of Mr. Keane because of his valuable service as a managing director due in part to his experience growing Cimpress from inception in 1995 to $2.1 billion of revenue in our 2017 fiscal year, his understanding of the drivers of intrinsic value per share, and his knowledge of Cimpress' business and markets. The Supervisory Board recommends that shareholders vote for the appointment of Mr. Quinn because of the extensive experience, leadership, and knowledge of Cimpress he has acquired over the last seven years as he has risen through the ranks in Cimpress' finance department to his current position of Chief Financial Officer, as well as his strength in finance and accounting and responsibility and experience as a steward of our shareholders' and debt holders' capital. You can find more information about Messrs. Keane and Quinn and our other executive officers in the section of this proxy statement entitled “INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommend that you vote FOR the appointments of Messrs. Keane and Quinn as members of our Management Board.

PROPOSAL 5 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, or CD&A, executive compensation tables, and accompanying narrative disclosures in this proxy statement. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the shareholder vote when making future compensation decisions for our named executive officers.

Please carefully read the CD&A section of this proxy statement. As you cast your vote on this proposal, we would like you to consider the following compensation program highlights, which are described in more detail in CD&A.

•
The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' performance. For fiscal year 2017, our Chief Executive Officer had 76% of his total compensation at risk through our long-term incentive program.

•
In fiscal year 2016, under the leadership of our Compensation Committee and with input from our shareholders, we significantly redesigned our compensation program for executives and employees, as well as for our Supervisory Board. Beginning with this fiscal year 2017, our long-term incentive compensation program consists of (1) performance share units granted under our new 2016 Performance Equity Plan, which are based upon performance conditions relating to the compound annual growth rate of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares over a 6- to 10-year period, and (2) for employees other than our CEO, cash retention bonus awards that pay out over several years contingent upon continued employment.

•
We periodically reach out to our major shareholders to solicit their feedback on our executive compensation design, particularly when we are considering changes to the design. During fiscal year 2016, we engaged our major, long-term shareholders in the design and approval phases of the new compensation program for executives and employees for fiscal years 2017 and beyond and took shareholders' feedback into account throughout the process.

•
As required by Dutch law, we have a shareholder-approved Remuneration Policy that applies to our Management Board members, which you can find on the Corporate Governance page in the Investor Relations section of www.cimpress.com, and the compensation of our named executive officers is in accordance with the Remuneration Policy. This proposal provides, pursuant to Section 2:135(5a) of the Dutch Civil Code, for a discussion regarding the implementation of the remuneration policy for the

Management Board. The discussion takes place on the basis of the information referred to in Section 2:383c up to and including Section 2:383e of the Dutch Civil Code, as included in the explanatory notes to the financial statements included in our Dutch statutory annual accounts for the fiscal year ended June 30, 2017. This advisory vote on executive compensation does not amend the Remuneration Policy in any way.

In 2011, a majority of our shareholders voted to hold the advisory vote to approve our execution compensation on an annual basis. In accordance with the results of this vote, we implemented an advisory vote on our executive compensation every year until the next vote on the preferred frequency of advisory votes on executive compensation, which will occur at this annual meeting and is the subject of the non-binding advisory vote in Proposal 13.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement.

PROPOSAL 6 - ADOPT OUR ANNUAL ACCOUNTS

At the annual meeting, we are asking you to confirm and adopt our Dutch statutory annual accounts, or Annual Accounts, for the fiscal year ended June 30, 2017, which are our audited consolidated financial statements prepared in accordance with Dutch law. As a Dutch company, we are required by Dutch law and our articles of association to prepare the Annual Accounts and submit them to our shareholders for confirmation and adoption. Our Annual Accounts are different from our audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2017 that were prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, as required by United States law and Nasdaq listing standards for companies with securities listed on U.S. stock markets.

The Annual Accounts contain some disclosures that are not required under U.S. GAAP. In addition, the report of our Management Board that accompanies the Annual Accounts contains information included in this proxy statement and our Annual Report on Form 10-K, as well as other information required by Dutch law.

It is important that our shareholders adopt our Annual Accounts because it is a Dutch law requirement and also because we are not permitted under Dutch law to take certain corporate actions unless our Annual Accounts are adopted.

You can access a copy of the Annual Accounts through our website at http://proxy.ir.cimpress.com, by emailing us at IR@cimpress.com, or by sending a written request to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Our Management Board and Supervisory Board recommend that you vote FOR the confirmation and adoption of the Annual Accounts.

PROPOSALS 7 AND 8 - DISCHARGE OUR MANAGEMENT BOARD AND
SUPERVISORY BOARD FROM CERTAIN LIABILITY

At the annual meeting, as permitted under Dutch law and customary for Dutch companies, we are asking you to discharge the members of our Management Board and Supervisory Board from liability with respect to the exercise of their management and supervisory duties during our fiscal year ended June 30, 2017. If our shareholders approve this discharge of liability, then our Management Board and Supervisory Board members will not be liable to Cimpress for actions that they took on behalf of the company in the exercise of their duties during fiscal year 2017. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of our Management Board and Supervisory Board to our shareholders. The discharge is also subject to the provisions of Dutch laws relating to liability upon bankruptcy.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge of the members of our Management Board and Supervisory Board from liability as described above.

PROPOSAL 9 - RENEW OUR AUTHORIZATION TO REPURCHASE SHARES

Under Dutch law and our articles of association, our shareholders may authorize our Management Board, with the approval of our Supervisory Board and subject to certain Dutch statutory provisions, to repurchase outstanding shares on our behalf in an amount, at prices, and in the manner authorized by the shareholders. This authorization will give us the flexibility to repurchase our ordinary shares without the expense of calling further general meetings of shareholders. Under Dutch law and our articles of association, a shareholder authorization to repurchase shares may not continue for more than 18 months, but may be given on a rolling basis. On November 15, 2016, we received authorization from our shareholders to repurchase up to 6,300,000 of our issued and outstanding ordinary shares, and from that date until June 30, 2017, we did not repurchase any shares under this authority. We are now seeking a renewal of our authorization to repurchase our ordinary shares.

Our Management Board believes that we would benefit from a renewal of the grant of authority to repurchase our ordinary shares. If the Management Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us and our shareholders. Our Management Board, with the prior approval of our Supervisory Board and within the parameters described in this proposal, would determine the number of shares to be repurchased, if any, and the timing and manner of any repurchases in light of prevailing market conditions, our available resources, obligations under our equity compensation plans, and other factors that we cannot now predict. The repurchased shares will be used for the issuance of shares under our equity compensation plans and, if so desired, for corporate acquisitions or similar transactions and any other valid corporate purposes. The reduction in our issued and outstanding shares resulting from any repurchases would increase the proportionate interest of the remaining shareholders in whatever future profits we may earn. Under Dutch law, the number of our ordinary shares that we or our subsidiaries hold may never exceed 50% of the total number of our issued and outstanding shares.

In order to provide us with maximum flexibility, we propose that our shareholders grant the Management Board, acting with the approval of our Supervisory Board, authority to repurchase up to 6,300,000 of our issued and outstanding ordinary shares (which represents approximately 20% of the 31.4 million shares outstanding as of June 30, 2017) on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on Nasdaq or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board). This authority would begin on the date of the annual meeting and extend for 18 months until May 14, 2019.

An authorization to repurchase up to 6,300,000 of our issued and outstanding ordinary shares would not necessarily mean that we will repurchase this amount over the authorization period. We may choose to repurchase fewer than all of the shares authorized or none at all, and we are seeking this authorization to have the flexibility to make repurchases if we believe doing so would be in the best interests of Cimpress and our shareholders. Our Supervisory Board and Management Board will analyze many factors relating to a repurchase decision, including share price relative to our anticipated future cash flows, our obligations under our equity compensation plans, our ability to use operating cash flow or debt to repurchase the shares while taking into account our debt covenants and other uses for our cash or debt capacity, general shareholder concentration, and liquidity concerns, as well as other items.

If our shareholders do not approve this proposal, then we intend to continue to make share repurchases, if any, under the previous authorization that our shareholders approved at our November 15, 2016 annual general meeting, which will expire on May 15, 2018. If our shareholders do approve this proposal, then the repurchase authorization described in this proposal will replace the November 15, 2016 repurchase authorization, and we will make any future share repurchases pursuant to this new authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the authorization of the Management Board and Supervisory Board to repurchase our issued and outstanding ordinary shares as described above.

PROPOSAL 10 - RENEW OUR AUTHORIZATION TO ISSUE ORDINARY SHARES

Dutch law and our articles of association require us to seek the approval of our shareholders each time we wish to issue new shares from our authorized share capital, unless our shareholders have previously authorized our Management Board, with the approval of our Supervisory Board, to issue shares. This authorization may not continue for more than five years, but may be given on a rolling basis. On November 15, 2016, our shareholders authorized our Management Board, with the approval of our Supervisory Board to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of 10% of our outstanding share capital at the time of issue for general corporate purposes (including but not limited to equity compensation, acquisitions, and financings) and an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity. We refer to this existing authorization as the "2016 general authorization."

In addition to and separate from the 2016 general authorization, on May 27, 2016 our shareholders authorized our Management Board, with the approval of our Supervisory Board, until May 27, 2021 to issue ordinary shares, or grant rights to subscribe for ordinary shares, pursuant to our 2016 Performance Equity Plan, up to a maximum of the number of ordinary shares issuable under that plan. We refer to this existing authorization as the "Performance Equity Plan authorization."

It is common practice for Dutch companies to seek to renew the general authorization to issue shares periodically on a rolling basis, and at this annual meeting, we are asking our shareholders, separate from and in addition to the Performance Equity Plan authorization described above, to renew the general authorization of our Management Board, with the approval of our Supervisory Board, until May 14, 2019 to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of:

•	10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings; and

•	an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity.

Although we currently issue ordinary shares from our treasury account and have no plans to issue any new ordinary shares from our authorized share capital, we are seeking this authorization to maintain our flexibility to issue, or grant rights to subscribe for, 10% of our outstanding share capital at times when we believe doing so would be in Cimpress' best interests, including for equity compensation purposes, in connection with acquisitions, financings, and other transactions, and for other general corporate purposes. In addition, because an important component of our strategy is to selectively pursue acquisitions of businesses that complement or enhance our current business and operations, we are also seeking authorization to issue, or grant rights to subscribe for, up to an additional 10% of our outstanding share capital in connection with the acquisition of other entities or their assets. We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. We are seeking authorization to issue a limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our shares outstanding (with several exceptions).

If our shareholders do not renew the Management Board’s authority, then the 2016 general authorization would remain in place, and we could continue to issue ordinary shares pursuant to the 2016 general authorization until it expires on May 15, 2018. If our shareholders do approve this proposal, then the authorization to issue ordinary shares described in this proposal will replace the 2016 general authorization. In any case, the Performance Equity Plan authorization will remain in place whether or not our shareholders approve this new authorization at the meeting; the new authorization to issue ordinary shares described above is separate from, and does not replace, the Performance Equity Plan authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to issue ordinary shares and grant rights to subscribe for ordinary shares as described above.

PROPOSAL 11 - RENEW OUR AUTHORIZATION TO EXCLUDE OR RESTRICT
SHAREHOLDERS' PREEMPTIVE RIGHTS

Under Dutch law, holders of our ordinary shares (other than our employees who receive ordinary shares under our equity compensation plans) would generally have a pro rata preemptive right of subscription with respect to any new ordinary shares we issue for cash or any grant of rights to subscribe for ordinary shares. A preemptive right of subscription is the right of our current shareholders to maintain their percentage ownership of Cimpress' shares by buying a proportional number of any new shares that Cimpress issues. However, Dutch law and our articles of association permit our shareholders to authorize our Management Board, with the approval of our Supervisory Board, to exclude or restrict these preemptive rights. This authorization may not continue for more than five years, but may be given on a rolling basis. We received such authorization at our last annual general meeting of shareholders on November 15, 2016, which authorization expires on May 15, 2018, and it is common practice for Dutch companies to seek to renew this authorization periodically on a rolling basis.

At the annual meeting, we are asking our shareholders to renew the authority of our Management Board, with the approval of our Supervisory Board, until May 14, 2019 to exclude or restrict preemptive rights with respect to issuances of ordinary shares or grants of rights to subscribe for ordinary shares pursuant to any authorization of our shareholders. Preemptive rights are uncommon for public companies domiciled in the United States. We believe that if we are not granted the authority to limit preemptive rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemptive rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. Any limits or waivers of preemptive rights would apply equally to all holders of our ordinary shares.

If our shareholders do not renew the Management Board’s authority, then our previous authorization would remain in place, and we could continue to exclude or restrict preemptive rights pursuant to that authorization until it expires on May 15, 2018. If our shareholders do approve this proposal, then the authorization to exclude or restrict preemptive rights described in this proposal will replace the November 15, 2016 authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to exclude or restrict our shareholders' preemptive rights.

PROPOSAL 12 - APPOINT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending June 30, 2018 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, and we are asking our shareholders to appoint PwC as our statutory auditor of Cimpress N.V. We do not expect that PwC will attend the annual meeting or be available to answer questions.

Our Management Board and Supervisory Board recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2017 and June 30, 2016. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$2,262,500	$1,928,000
Audit-Related Fees(2)	—	168,000
Tax Fees(3)	668,000	1,382,400
All Other Fees(4)	4,000	33,000
Total Fees	$2,934,500	$3,511,400
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress N.V. and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Audit-related fees and expenses consisted of fees and expenses for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate principally to consultations regarding financial accounting and reporting matters and financial due diligence assistance with acquisitions.

(3)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $116,000 of the total tax fees billed in fiscal 2017 and $142,000 of the total tax fees billed in fiscal 2016.

(4)
All of this amount for fiscal year 2017 and $4,600 of this amount for fiscal year 2016 represent subscription fees for PwC's accounting research tool. The remaining $28,400 for fiscal year 2016 represents fees for global mobility immigration services.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2017, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 13 - FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are asking our shareholders to advise us on how frequently they wish to cast an advisory vote on the compensation of our named executive officers: Once every year, once every two years, or once every three years. In 2011, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis, and based on our review of ISS recommendations and shareholder votes of other companies that are publicly traded in the United States, we have determined that an annual vote continues to be the best practice in the market. Accordingly, we recommend annual advisory votes on executive compensation.

This is an advisory vote, meaning that it is not binding on us, but our Supervisory Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes.

Our Management Board and Supervisory Board recommend that you vote in favor of a frequency of every ONE YEAR for future advisory votes on our executive compensation.

OTHER MATTERS

Our Management Board and Supervisory Board do not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, then, to the extent permitted by applicable law, the persons named as proxies may vote, or otherwise act, in accordance with their judgment on such matters.

INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS

Our Supervisory Board:

Our Supervisory Board consists of eight independent, non-employee directors, and we are asking our shareholders to appoint a ninth director to our Supervisory Board.

Nominee for New Member of our Supervisory Board:

ZACHARY S. STERNBERG

Mr. Sternberg, age 32, is the co-founder and Managing Member of the General Partner of The Spruce House Partnership, a New York-based investment partnership. Spruce House invests in public and private companies globally and seeks to partner with management teams that are focused on growing the per share value of their companies over the long-term. Mr. Sternberg graduated from The Wharton School at The University of Pennsylvania with a concentration in accounting. Spruce House holds 7.6% of Cimpress' outstanding shares and has been a shareholder of Cimpress since 2011. If appointed, Mr. Sternberg would bring to the Supervisory Board his perspective as a material and long-term shareholder of Cimpress with a deep understanding of the importance of long-term stewardship of capital informed by more than a decade of successful investment experience.

Nominee for Member of our Supervisory Board whose term expires at this annual meeting:

JOHN J. GAVIN, JR., Director since August 2006

Mr. Gavin, age 62, serves on the boards of BroadSoft, Inc., a global provider of residential and business Voice over IP applications, and Varonis Systems, Inc., a provider of data governance solutions for unstructured data. Mr. Gavin previously served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software, from January 2007 through June 2008, when it was acquired by BMC Software, and as Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, from April 2004 through December 2006. Mr. Gavin also spent ten years at Price Waterhouse LLP, an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Gavin also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Gavin brings to the Supervisory Board his extensive experience as chief financial officer of several growing companies, as well as ten years as an independent auditor. Mr. Gavin is a certified public accountant.

Members of our Supervisory Board whose terms will expire at our 2018 annual general meeting:

RICHARD T. RILEY, Director since February 2005 and Chairman of the Supervisory Board since August 2009

Mr. Riley, age 61, served in various capacities at LoJack Corporation, a publicly traded provider of tracking and recovery systems, during the period from 2005 until 2013, including Chairman of the Board of Directors from November 2006 to May 2012; Chief Executive Officer from November 2006 to February 2008 and again from May 2010 to November 2011; and President, Chief Operating Officer and a director from February 2005 through November 2006 and again from May 2010 to November 2011. From 1997 through 2004, Mr. Riley held a variety of positions with New England Business Service, Inc., a publicly traded provider of products and services to small businesses, most recently serving as Chief Executive Officer, President, Chief Operating Officer and director. Mr. Riley also serves on the boards of Dorman Products, Inc., a supplier of original equipment automotive replacement parts, and Tupperware Brands Corporation, a direct-to-consumer marketer of various products across a range of brands and categories worldwide. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Riley also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Riley brings to the Supervisory Board his extensive experience of leading companies as a chief executive officer and board member, including 26 years leading a publicly traded company providing products and services to small businesses.

SCOTT VASSALLUZZO, Director since January 2015

Mr. Vassalluzzo, age 45, is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the U.S. Securities and Exchange Commission that holds 15% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to the board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and compensation committees of other publicly traded companies.

Members of our Supervisory Board whose terms will expire at our 2019 annual general meeting:

ERIC C. OLSEN, Director since March 2013

Mr. Olsen, age 53, served in various roles from August 1999 to July 2017 at LafargeHolcim (previously Lafarge), a world leader in building materials, including as Chief Executive Officer of LafargeHolcim and chairman and Chief Executive Officer of Lafarge SA from July 2015 to July 2017. Immediately prior, he served as Executive Vice President, Operations from September 2013 to July 2015. Mr. Olsen was previously Executive Vice President, Organization and Human Resources, Chief Executive Officer and Executive Vice President of Lafarge North America in the United States (formerly NYSE LAF), and President, Northeast Cement Region and Senior Vice President, Purchasing of Lafarge North America in Canada. Mr. Olsen currently serves on the boards of Ambuja Cements Ltd., one of India's leading cement manufacturers, and ACC Limited, India's foremost manufacturer of cement and ready mixed concrete. A certified public accountant, he started his career as a senior accountant at Deloitte & Touche in New York.  Mr. Olsen brings to the Supervisory Board his varied executive experience in international business, his strong background in executive talent development and executive compensation, and his expertise in finance within an international business context.

NADIA SHOURABOURA, Director since January 2015

Dr. Shouraboura, age 47, has served as the Founder and Chief Executive Officer of Hointer, Inc., a technology company that brings together the best features of virtual shopping with in-store shopping, since August 2012. Before founding Hointer, Dr. Shouraboura served on the senior management team responsible for overall direction and operations at Amazon.com, Inc. from April 2004 to August 2012, including as Technology Vice President, Global Supply Chain and Fulfillment Platform from 2008 to August 2012. Before joining Amazon.com, Dr. Shouraboura served in technology and leadership roles at Diamond Technology Partners, Mobilicity, and Exelon Corporation. Dr. Shouraboura also currently serves on the board of directors of Ferguson plc, a world-leading specialist distributor of plumbing and heating products. Dr. Shouraboura brings to the board her strong advocacy and experience with building customer-centric company cultures and her experience in operations and technology.

Members of our Supervisory Board whose terms will expire at our 2020 annual general meeting:

PAOLO DE CESARE, Director since March 2013

Mr. De Cesare, age 57, has served as Chief Executive Officer of Printemps Department Store Paris, a retailer dedicated to fashion and luxury brands with department stores in France, since September 2007. Previously, Mr. De Cesare served in various executive capacities at Procter & Gamble from 1983 to 2007, most recently as President of Procter & Gamble Global Skin Care and, prior to that, as Vice President of Procter & Gamble Far East and President Max Factor KK, the Cosmetic division of Procter in Japan. Mr. De Cesare also served on the board of Indesit Company, a publicly traded company and leading European manufacturer and distributor of domestic appliances, from 2009 until 2013. Mr. De Cesare brings to the Supervisory Board his strong knowledge of brand and marketing strategy, his international business experience and perspective, and his operational, executive, and board experience in a variety of roles worldwide.

SOPHIE A. GASPERMENT, Director since November 2016

Ms. Gasperment, age 53, has served as Group General Manager, Financial Communication and Strategic Prospective of L’Oréal, the world’s leading beauty company, since January 2014. She has held multiple marketing and general management positions at L’Oréal since joining the company in September 1986, including Chief Executive Officer and Executive Chairman of The Body Shop International, the iconic British retailer spanning 60 countries and ca. 20,000 people strong, from July 2008 to October 2013, as well as Managing Director, L’Oréal UK and Ireland, from January 2004 to January 2008. Since June 2010, Ms. Gasperment also serves on the board of AccorHotels, a publicly traded company and a world leader in hospitality, and is currently Chair of that board's Appointments and Compensation Committee and a member of the Audit Committee and Governance, Compliance and CSR Committee. Ms. Gasperment brings to the Supervisory Board her leadership skills and perspective, international brand-building experience, expertise in managing a portfolio of branded go-to-market businesses, and acumen in both consumer goods and retail, as well as her broader business experience in multi-cultural environments.

MARK T. THOMAS, Director since November 2009

Mr. Thomas, age 63, has served as a Founder and Partner of Monitor Clipper Partners, a middle market private equity firm, since December 1997 and also serves as a member of Monitor Clipper Partners’ Investment Committee and as a director of several of its portfolio companies. In addition, Mr. Thomas was a co-founder of Monitor Company Group LP, a global strategy and marketing consulting firm, where he served in various leadership positions from 1983 to November 2012. In June 2016, Roger Garments LLC, a portfolio company of MCP Fund III and of which Mr. Thomas was a director at the time, assigned all its assets for the benefit of creditors. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Thomas also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Thomas brings to the Supervisory Board his extensive strategy, investment, and international experience, which includes more than 30 years of building companies, serving on boards, and providing advice to top executives on strategic matters.

Our Management Board and Executive Officers:

Our Management Board: The Management Board of Cimpress N.V. consists of two of our executive officers, and we are asking our shareholders to appoint Sean E. Quinn, our Executive Vice President and Chief Financial Officer, as a third Management Board member.

ROBERT S. KEANE, President, Chief Executive Officer, and Chairman of the Management Board

Mr. Keane, age 54, has served as our President and Chief Executive Officer since he founded Cimpress (then Vistaprint) in January 1995. Mr. Keane served as the Chairman of our Board of Directors from January 1995 to August 2009 and was appointed Chairman of the Management Board in September 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an OEM manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane holds a Bachelor of Arts in economics from Harvard College and a Masters of Business Administration from INSEAD in Fontainebleau, France. Mr. Keane’s term as a member of our Management Board expires at this 2017 annual general meeting, and we are asking our shareholders to reappoint him.

KATRYN “TRYNKA” S. BLAKE (née Shineman), Executive Vice President and Chief Executive Officer, Vistaprint

Ms. Blake, age 43, has served as Executive Vice President and Chief Executive Officer, Vistaprint since February 2017. Ms. Blake previously served in a variety of positions since joining Cimpress in March 2004, including President, Vistaprint Business Unit from July 2014 to January 2017, Executive Vice President, Global Marketing from July 2012 to June 2014, Chief Customer Officer from June 2011 to June 2014, and President of Vistaprint’s North American business unit from November 2010 to June 2012. Before joining Cimpress, she served as a director and senior manager for PreVision Marketing from 1996 to March 2004. Ms. Blake also serves on the board of directors of UBM plc, a world-leading B2B event organiser traded on the London Stock Exchange. Ms. Blake holds a Bachelor of Arts in psychology from Cornell University and a Masters of Business Administration from Columbia Business School. Ms. Blake’s term as a member of our Management Board will expire at our 2019 annual general meeting.

Other Executive Officers: We have three additional executive officers who do not currently serve on our Management Board. We are asking our shareholders to appoint one of the three, Mr. Quinn, to our Management Board at this 2017 annual general meeting.

CORNELIS DAVID ("KEES") ARENDS, Executive Vice President and President, Upload and Print Businesses

Mr. Arends, age 57, has served as our Executive Vice President and President, Upload and Print Businesses since July 2016. Mr. Arends previously served as our President, European Business Units from November 2015 to July 2016. Before joining Cimpress, Mr. Arends was an entrepreneur and founder of various companies. His relationship with Cimpress goes back to 2011 when he was Chief Executive Officer and one of the shareholders of AlbumPrinter B.V. which was sold to Cimpress in October of that year, and he served as Managing Director of AlbumPrinter until November 2012. From December 2013 to January 2015, Mr. Arends was Chief Executive Officer of NPM Capital NV. Before joining Cimpress’ executive team he served as interim Chief Executive Officer of Drukwerkdeal.nl B.V., a Cimpress company, from March 2015 to January 2016. Mr. Arends studied at Nijenrode Business School in Breukelen, the Netherlands.

DONALD LEBLANC, Executive Vice President and President, Corporate Solutions

Mr. LeBlanc, age 49, has served as our President, Corporate Solutions since October 2015 and as Executive Vice President since July 2016. Mr. LeBlanc previously served as our Chief Marketing Officer for the Vistaprint brand from May 2011 to October 2015. Before joining Cimpress, Mr. LeBlanc held various senior roles at Staples, including Senior Vice President of Retail Marketing and Vice President of Strategy. Mr. LeBlanc holds a Bachelor of Science from Worcester Polytechnic Institute and a Masters of Business Administration from the Tuck School at Dartmouth College.

SEAN E. QUINN, Executive Vice President and Chief Financial Officer

Mr. Quinn, age 38, has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, as Director, External Reporting & Accounting from July 2010 to April 2012, and as Senior Manager, External Reporting & Accounting from October 2009 to July 2010. Before joining Cimpress, Mr. Quinn was a Certified Public Accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices, most recently as an Audit Senior Manager. Mr. Quinn holds a Bachelor of Science in accounting from Saint Joseph’s University.

There are no family relationships among any of the Supervisory Board members and executive officers of Cimpress. No arrangements or understandings exist between any Supervisory Board member or any person nominated for appointment as a Supervisory Board member and any other person pursuant to which such person is to be selected as a Supervisory Board member or nominee for appointment to the Supervisory Board.

CORPORATE GOVERNANCE

Board Structure

We have a two-tiered board structure consisting of a Supervisory Board and a separate Management Board. The Supervisory Board consists of our independent, non-employee directors, and the Management Board consists of members of our senior management team. The principal responsibility of the Supervisory Board is to oversee the Management Board and its management of Cimpress and, in so doing, serve the best interests of Cimpress and its stakeholders. The principal responsibility of the Management Board is to manage Cimpress' operations, business, and strategy.

Each of our Supervisory Board and Management Board has its own chairman. The Chairman of our Supervisory Board is Mr. Riley, an independent, non-employee director, and the Chairman of our Management Board is Mr. Keane, who is also our Chief Executive Officer and President.

Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Management Board and Supervisory Board have adopted Rules to assist each Board in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Rules for each Board provide a framework for the conduct of each Board’s business.

Among other things, the Rules for the Supervisory Board provide as follows:

•	A majority of the members of the Supervisory Board must be independent directors, except as permitted by Nasdaq rules.

•	The Supervisory Board must meet at least twice a year in executive session.

•	The Supervisory Board has full and free access to management and employees and, as necessary and appropriate, to hire and consult with independent advisors.

•	All members of the Supervisory Board are expected to participate in a mandatory orientation program and continuing director education on an ongoing basis.

•
At least annually the Nominating and Corporate Governance Committee is required to oversee a self-evaluation of the Supervisory Board to determine whether the Supervisory Board and its committees are functioning effectively. Every other year the committee engages an outside advisor to interview confidentially each of the members of our Supervisory Board and to conduct a comprehensive Supervisory Board self-evaluation to assess the effectiveness of our Supervisory Board and committees. The Supervisory Board then meets with the outside advisor to review and discuss the evaluation results and any actions to be taken as a result of the discussion. The evaluation aims to (1) find opportunities where our Supervisory Board and committees can improve their performance and effectiveness, (2) assess any need to evolve the composition and expertise of our Supervisory Board, and (3) assure that our Supervisory Board and committees are operating in accordance with our Rules for the Supervisory Board and committee charters.

Among other things, the Rules for the Management Board provide as follows:

•
The Management Board is responsible for managing Cimpress, including implementing Cimpress' goals and strategy, managing risks, operating the business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to the enterprise.

•
The Management Board is responsible for determining that effective systems are in place for the periodic and timely reporting to the Supervisory Board on important matters concerning Cimpress and its subsidiaries.

•	At least annually the Supervisory Board is required to conduct an evaluation of the Management Board to determine whether the Management Board is functioning effectively.

You can find our Rules for the Supervisory Board, our Rules for the Management Board, our Code of Business Conduct, our current articles of association, and the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on the Corporate Governance Page in the Investor Relations section of www.cimpress.com, or you can request copies of these documents by emailing us at IR@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

In addition, the Dutch Corporate Governance Code, or Dutch Code, applies to Cimpress. The Dutch Code emphasizes the principles of integrity, transparency, and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions, and our Management Board and Supervisory Board agree with the fundamental principles of the Dutch Code. However, as a company whose ordinary shares are traded on Nasdaq, we are also subject to the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws, and we may also choose to follow certain market practices that are common for Nasdaq-traded companies. Some of the U.S. corporate governance rules and market practices that we are required to or choose to follow conflict, in whole or in part, with the best practice provisions of the Dutch Code. As a result, we do not apply some of the Dutch best practice provisions. In accordance with the Dutch Code’s compliance principle of “apply or explain,” which permits Dutch companies to be fully compliant with the Dutch Code either by applying the Dutch best practices or by explaining why the company has chosen not to apply certain of the best practices, we are disclosing in our Dutch annual report that accompanies our Annual Accounts to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Supervisory Board, officers, and employees, a current copy of which is posted on the Corporate Governance Page in the Investor Relations section of our website, www.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Supervisory Board qualify as “independent directors” only if, in the opinion of our Supervisory Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Supervisory Board has determined that none of its members or nominee for director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of its members and nominee for director are “independent directors” as defined under Nasdaq's Marketplace Rules.

In addition, all members of our Supervisory Board satisfy the criteria for independence under the Dutch Code, other than Scott Vassalluzzo, who is a Managing Member of Prescott General Partners LLC, a major shareholder of Cimpress.

Oversight of Risk

Under the Rules for the Supervisory Board, our Supervisory Board is responsible for reviewing the integrity of our internal control and management information systems, the main risks of our business, and the design and effectiveness of our internal risk management and control systems. As set forth in its charter, our Audit Committee assists the Supervisory Board in its review and oversight of risk by reviewing our policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which our exposure to risk is handled. The Supervisory Board and Audit Committee regularly discuss with management our major risk exposures, their potential impact on Cimpress, and the steps we take to manage them.

In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Supervisory Board Nomination Process

The process that our Nominating and Corporate Governance Committee follows to identify and evaluate candidates for members of our Supervisory Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Supervisory Board.

In considering whether to recommend any particular candidate for inclusion in the Supervisory Board’s slate of nominees, the Nominating and Corporate Governance Committee applies, among other things, the criteria for Supervisory Board members set forth as an attachment to the Rules for the Supervisory Board. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Rules for the Supervisory Board specify that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating and Corporate Governance Committee and Supervisory Board should consider the value of diversity on the Supervisory Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Supervisory Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Supervisory Board to fulfill its responsibilities. Accordingly, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential candidates for the Supervisory Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o General Counsel, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Supervisory Board does not submit a binding nomination for a Supervisory Board position, then the shareholders represented at the general meeting may select a nominee. The shareholders may appoint such a nominee as a member of the Supervisory Board by the vote of at least two thirds of the votes cast at the meeting representing more than half of our share capital.

Supervisory Board Meetings and Committees

During our fiscal year ended June 30, 2017, our Supervisory Board met six times, and each of the members of our Supervisory Board other than Eric Olsen attended at least 75% of the total number of meetings of the Supervisory Board and the committees of which such director was a member during the period of time he or she served on such committee. In addition, it is our policy that one or more of the members of our Supervisory Board should attend annual general meetings of shareholders to the extent practicable. All eight of our current supervisory directors attended our 2016 annual general meeting of shareholders.

The Supervisory Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Supervisory Board, and each committee must review the appropriateness of its charter at least annually. All members of all committees are non-employee directors, and the Supervisory Board has determined that all of the members of our three standing committees are independent as defined under Nasdaq's Marketplace Rules.

Audit Committee

The current members of our Audit Committee are Messrs. Gavin (Chair), Riley, and Thomas. Our Supervisory Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” under SEC rules, and all three Audit Committee members meet the SEC’s independence criteria for audit committee members. The Audit Committee met seven times during fiscal year 2017. The Audit Committee’s responsibilities include:

•	retaining our independent registered public accounting firm, subject to shareholder ratification and approval;

•	approving the compensation of, and assessing (or recommending that the Supervisory Board assess) the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;

•	coordinating the Supervisory Board’s oversight of our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;

•	reviewing and approving any related person transactions;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report included in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Vassalluzzo (Chair), Olsen, and Thomas, and all three Compensation Committee members meet Nasdaq's independence criteria for compensation committee members. The Compensation Committee met three times during fiscal year 2017. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the Supervisory Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Supervisory Board with respect to Supervisory Board compensation;

•
reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Supervisory Board that the Compensation Discussion and Analysis be included in the proxy statement; and

•	preparing the Compensation Committee report included in this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Thomas (Chair), De Cesare, and Riley, and Ms. Shouraboura. The Nominating and Corporate Governance Committee met twice during fiscal year 2017. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Supervisory Board members;

•	recommending to the Supervisory Board the persons to be nominated for appointment as members of the Supervisory Board and the Management Board and to each of the Supervisory Board’s committees;

•	overseeing an annual evaluation of the Supervisory Board, the Management Board and all committees of the Supervisory Board to determine whether each is functioning effectively;

•	overseeing succession planning for the Supervisory Board; and

•	reviewing and assessing the adequacy of the Rules of the Supervisory Board and of the Management Board.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2017 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal year 2017.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee, including the matters required to be discussed by AS 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and in effect for Cimpress' fiscal year 2017.

PwC also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 12 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Supervisory Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Supervisory Board
John J. Gavin, Jr., Chairman
Richard T. Riley
Mark T. Thomas

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Management Board or Supervisory Board at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO, who is currently our General Counsel) or Chief Accounting Officer (CAO, who is currently our Chief Financial Officer), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under Dutch law, any member of our Supervisory Board or Management Board who has a conflict of interest is required to disclose that conflict to the Chairman of the Supervisory Board and to abstain from voting on any resolution involving, or participating in any board discussion of, the conflict.

Related Person Transaction

During fiscal year 2017, there was one related person transaction, as defined under SEC rules: Katryn Blake’s brother-in-law has been an employee of Cimpress since 2007, and he received compensation of $193,304 for fiscal year 2017. The Audit Committee has reviewed this relationship and concluded that it is consistent with our best interests and does not constitute a conflict of interest.

Communicating with the Supervisory Board

Our Supervisory Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee, with the assistance of Cimpress' General Counsel, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating and Corporate Governance Committee will forward communications to the full Supervisory Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Supervisory Board should address such communications to:

Supervisory Board
c/o Corporate Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives total compensation (including base salary and long-term incentive awards) at the 75th percentile of our peer group for extraordinary performance by Cimpress. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

Incentive compensation redesign. In fiscal year 2016, under the leadership of our Compensation Committee and with input from our shareholders, we significantly redesigned our compensation program for executives and employees. Beginning with fiscal year 2017, we now use the following two new long-term incentive, or LTI, compensation vehicles:

1.
Performance share units, or PSUs, granted under our 2016 Performance Equity Plan, or 2016 Plan, approved by our shareholders in May 2016. Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate, or CAGR, of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares, or 3YMA, over a 6- to 10-year period.

2.
Cash retention bonus awards for employees other than Robert Keane, who receives 100% of his LTI compensation in the form of PSUs. These bonus awards are focused on retention and pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient.

As described in more detail below, we give employees other than Robert Keane an opportunity to elect the percentage of their LTI compensation that will be allocated to PSUs versus cash retention bonuses, subject to minimum thresholds depending on each employee's level within the organization.

In addition, beginning in fiscal year 2017, we have incorporated the annual cash incentive component of our previous compensation program into the base salary for our executive officers and broader employee population, in order to reduce incentives to take actions that enhance short-term financial performance at the expense of long-term value creation and support a culture of long-termism.

Pay for performance. Cimpress' uppermost priorities are to be the world leader in mass customization and to maximize intrinsic value per share over the long term. Extending our history of success into the next decade and beyond in line with these top-level priorities is important to us, and we have designed our compensation program to encourage our executives and employees to manage to a long-term time horizon and to forgo short-term actions and metrics except to the extent those short-term actions and metrics support our long-term goals. Accordingly, the PSUs are based on Cimpress' performance over a period of six to ten years, and the earliest that Cimpress may issues shares under a PSU award, and therefore the earliest that executives and employees could receive any value from the PSUs, is six years from grant (unless there is an earlier change in control), and only if Cimpress' 3YMA meets or exceeds our CAGR targets.

The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' long-term performance. For fiscal year 2017, our Chief Executive Officer had 76% of his total compensation at risk through our LTI program.

Shareholder engagement. We believe that our collaboration with shareholders on executive compensation design and our emphasis on long-term, performance-based compensation are major contributors to our executive compensation program's receiving more than 99% approval from our shareholders at each of our last four annual general meetings of shareholders. When our Compensation Committee redesigned our compensation program for executives and employees during fiscal year 2016, we reached out to our major shareholders during the planning phase, and the Compensation Committee took shareholders' feedback into account in the design process. When we sought shareholder approval of our 2016 Plan that is the lynchpin of the redesigned compensation program, we listened to the constructive feedback of our major, long-term shareholders and made several changes to the compensation program to address shareholders' concerns, which we believe contributed to our shareholders' voting to approve the plan at our Extraordinary General Meeting of Shareholders on May 27, 2016.

Compensation Committee Approach

In determining the competitiveness of our executive compensation program, our Compensation Committee takes into account the analysis and recommendations of the Committee’s independent compensation consultant (currently Willis Towers Watson), data from the comparison peer group described below, published compensation survey data, and detailed tally sheets summarizing our executive officers’ current and historical compensation.

Our Compensation Committee worked with Willis Towers Watson to update its comparison peer group for fiscal year 2017, which consists of publicly traded companies that have characteristics that are currently comparable to Cimpress or comparable to where Cimpress expects to be in the near future, and therefore the peer group changes from year to year. Through a multi-step process, the Committee considered a robust number of companies for inclusion in our peer group, including the consideration of, among other attributes, each company’s ownership structure, industry groupings (including Global Industry Classification Standards), annual revenue, and other financial metrics, as well as comparable companies identified on the Dow Jones and Institutional Shareholder Services lists. For the comparison peer group our Compensation Committee used in determining our executive officers' fiscal year 2017 compensation, the financial criteria included annual revenue in the range of $1.58 billion to $4.2 billion and market capitalization between $2.25 billion and $6.0 billion (utilizing a 75% to 200% criteria range for both revenue and market capitalization). The Compensation Committee also considered companies with high growth and in the same general industry as Cimpress. For fiscal year 2017, the peer group consisted of the 23 companies listed below. Because the Compensation Committee determined the peer group in November 2015, before the beginning of our fiscal year 2017, the Committee used the most recent information that was available at that time for each peer group company.

The Compensation Committee engages an independent compensation consultant and manages the relationship with that firm. During fiscal year 2017, Willis Towers Watson, the Committee's compensation consultant, provided the following services to Cimpress and the Compensation Committee:

•	Competitive analysis and recommendations to the Compensation Committee with respect to the compensation of our executive officers;

•	Competitive analysis and recommendations to our Compensation Committee and Chief Executive Officer with respect to the compensation of some of our senior employees who are not executive officers;

•	Review of and feedback on our proposed LTI compensation design featuring PSUs; and

•	Detailed pay-for-performance assessment that reviewed the pay-for-performance relationship among our executive officers.

The Compensation Committee took into account the above services as well as the fees paid to Willis Towers Watson when assessing the firm's independence and determined that Willis Towers Watson was independent during fiscal year 2017.

Compensation Components for Executives

For fiscal year 2017, the principal elements of our compensation program for our executive officers were the following:

•	Base salary, into which we have incorporated the annual cash incentive component of our previous compensation program.

•
LTI awards that reward executives based on Cimpress' achievement of longer-term financial objectives and the creation of value for our shareholders as reflected in our share price. These incentive awards include:

◦	PSUs

◦	Cash retention bonuses for executives who elected to allocate less than 100% of their fiscal year 2017 LTI award to PSUs

◦	Long-term cash incentives for Messrs. LeBlanc and Quinn, who received long-term cash incentive awards in previous years before they became executive officers

•	Standard health and welfare benefits that are applicable to all of our employees in each executive’s geographic location.

In addition, we have severance and change in control arrangements with most of our executive officers, and from time to time we provide expatriate benefits for executives who are assigned to work in geographic locations outside of their home countries.

Under our pay-for-performance philosophy, the compensation of our executives and other employees at higher levels in the organization is more heavily weighted towards variable compensation based on our performance, and base salary generally accounts for a smaller portion of these employees’ total compensation packages. The percentiles below are designed to ensure that our executive officers will receive compensation significantly below the median of our peer group if Cimpress does not perform well and significantly above the median for Cimpress' extraordinary performance. In accordance with this philosophy, the Compensation Committee initially allocates the compensation of our executive officers within the percentiles listed below, and then may use its discretion to adjust each executive officer’s compensation to reflect other factors such as general economic conditions, the internal equity of compensation among our executives, and the executive’s experience, role, and performance.

•
Annual cash compensation (base salary and value from prior annual cash incentive) of all executive officers including Mr. Keane at the 50th percentile of our peer group and published compensation surveys

•	Total compensation (base salary, annual cash incentive, and LTI awards) of all executive officers including Mr. Keane at the 75th percentile of our peer group and published compensation surveys

Base Salary (Annual Cash Compensation)

In fiscal year 2017 in connection with the launch of our redesigned LTI program, we eliminated our annual cash incentive program and incorporated the annual incentive component of our previous program into the base salary for our executive officers and broader employee population. Our previous annual cash incentive plan was tied to our short-term (annual) profit and revenue performance. However, to maximize long-term value creation, our executive officers and broader management team need to make decisions in an agile and iterative way that are not able to be predicted in advance. Those decisions regularly impact near-term profitability (both up and down), which in turn directly influenced annual bonus plan payouts under our previous compensation program. We do not want to financially reward or penalize employees for investment decisions our executives and broader management team members make that they believe are right for the long term but which impact near-term financial performance in ways that could not be anticipated when annual performance metrics would need to have been established.
Accordingly, for fiscal year 2017, the base salary of each of our executive officers other than Cornelis David Arends included the amount of his or her fiscal year 2016 annual cash incentive at the target level. The Compensation Committee also adjusted the base salaries of Ms. Blake and Messrs. LeBlanc and Quinn to maintain their salaries at the percentiles described above and also to reflect each executive’s performance and internal equity with other Cimpress executives. Mr. Keane did not receive an increase in annual cash compensation in fiscal year 2017. We paid Mr. Keane's salary in Euros in fiscal year 2015 and changed his compensation to US dollars for fiscal years 2016 and 2017; therefore, his compensation in the Summary Compensation Table of this proxy statement, which is reported in US dollars, is not directly comparable year-over-year because of currency fluctuations.

Mr. Arends has an employment agreement dated November 1, 2015 with Cimpress that sets his compensation, and the Compensation Committee did not make any changes to his contractual compensation for fiscal year 2017.

Long-Term Incentive Program

PSUs and Cash Retention Bonuses. Our LTI program is designed to focus our executives and employees on long-term performance and value creation for the company and our shareholders. During fiscal year 2016, the Compensation Committee redesigned our long-term executive compensation program for fiscal year 2017 and beyond, and accordingly, the Compensation Committee granted PSUs to all executive officers other than Mr. Arends, whose compensation is determined by his employment agreement.

Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR over a 6- to 10-year period. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to employees generally vest no faster than 25% per year over four years so long as the employee remains employed by Cimpress. However, service-based vesting is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to his or her then-vested PSUs, subject to achievement of the relevant performance conditions.

If a participant resigns or is terminated other than for cause, he or she retains all PSUs that have satisfied the service-based vesting condition as of his or her resignation or termination date. If Cimpress achieves the performance thresholds described below, the former participant would receive Cimpress ordinary shares upon settlement of the PSUs, even though he or she no longer has an employment, director, or other service relationship with Cimpress.

Second condition to a Performance Dependent Issuance: 3YMA Performance
For each PSU award, we calculate a baseline 3YMA as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. Beginning on the sixth anniversary of such baseline measurement date, and on each anniversary thereafter through year nine, we will calculate the 3YMA as of such date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier set forth in Table 1 below.

TABLE 1:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
Above 25.8925%	Variable Cap (defined below)

If the 3YMA has not reached at least 11% on any of the sixth through ninth anniversaries of the baseline measurement date for the PSU award and thus a Performance Dependent Issuance has not yet occurred, then the threshold CAGR level for 3YMA performance at the tenth anniversary of the baseline measurement date is lowered to a 7% CAGR for participants other than Robert Keane and members of our Supervisory Board. If the 3YMA performance meets or exceeds a 7% CAGR on the tenth anniversary, recipients other than Mr. Keane and Supervisory Board members would still receive Cimpress ordinary shares, but at a significantly declining multiple, as set forth in Table 2 below. Table 2 does not apply to PSUs granted to Mr. Keane or members of the Supervisory Board, and we will use Table 1 for all measurement dates for PSUs granted to Mr. Keane and the Supervisory Board members.

TABLE 2:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11% & higher	Same as Table 1 above
10 to 10.99%	112.5%
9 to 9.99%	100.0%
8 to 8.99%	87.5%
7 to 7.99%	75.0%
Less than 7%	0%

If none of the CAGR performance goals are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

The 2016 Plan limits the 3YMA value of the share issuance (defined as the number of Cimpress ordinary shares to be issued multiplied by the 3YMA at the measurement date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the PSU award (defined as the number of PSUs granted multiplied by the baseline 3YMA used for the initial grant). Therefore, in cases of a 3YMA CAGR above 25.8925%, a "Variable Cap," which is less than 250.0%, will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance. The actual closing price of the Cimpress shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

Since PSU awards are more risky than cash retention bonuses, we allow our executive officers other than our Chief Executive Officer to choose the levels of risk and reward they wish to undertake by choosing the percentage of their LTI compensation that will be allocated to cash retention bonuses and PSU awards, subject to a minimum threshold of 60% of LTI compensation allocated to PSUs. Cash retention bonuses pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient. Broader-based employees eligible for long-term incentives make a similar choice, with minimum thresholds allocated to PSUs decreasing at lower levels in the organization. This approach recognizes that different employees have a broad spectrum of personal circumstances and attitudes regarding the tradeoff between risk and reward. Because life events can change an individual’s risk appetite, employees will be allowed to make these choices annually for the following year’s LTI award but always subject to the applicable minimum threshold.

Mr. Keane receives 100% of his LTI awards in the form of PSUs, and the number of PSUs he may receive is capped at a maximum of 75,000 PSUs per fiscal year. Our other current named executive officers elected to receive the following percentages of the LTI awards granted to them in fiscal year 2017 in the form of PSUs:
•Katryn Blake: 100%
•Donald LeBlanc: 100%
•Sean Quinn: 75%
•Cornelis David Arends: No LTI award, per his employment agreement

Legacy Long-Term Cash Incentive Awards. Because Donald LeBlanc and Sean Quinn became executive officers within the last two fiscal years and participated in our long-term incentive program for non-executive employees before their promotions, they received fiscal year 2017 payouts under the four-year cash incentive awards they received in previous fiscal years. For fiscal years 2016 and before, we granted long-term cash incentive awards to our non-executive employees to reflect our pay-for-performance culture and philosophy, enhance our ability to manage the number of shares available under our equity compensation plans, and balance the focus on share price appreciation created through equity awards with cash awards based on the achievement of financial metrics that drive long-term company and shareholder value creation. These long-term cash incentive awards have a performance cycle of four fiscal years, and each employee is eligible to receive 25% of his or her total award for each fiscal year in the performance cycle based on Cimpress' achievement of performance goals based on our adjusted net operating profit after tax, or adjusted NOPAT, which is defined as, in constant currency, GAAP operating income less cash taxes attributable to the applicable period and excluding amounts for the following to the extent included in GAAP operating income:

•	the impact of contingent consideration and option arrangements from acquisitions

•	transition and integration costs from acquisitions including compensation expense from earn outs or other deal consideration

•	amortization of acquired intangible assets

•	the results of acquired businesses if such acquisition was not included in arriving at the fiscal year 2017 NOPAT goal

•	non-recurring or unusual items such as discontinued operations, restructurings meeting the GAAP definition of restructuring costs, and certain asset impairments

•	any variance between actual and target for major organic long-term investments and realized gains or losses on currency hedging contracts

We measure performance on an annual basis and make payments for each fiscal year in the performance cycle based on the level of goal achievement for that fiscal year. Our adjusted NOPAT for fiscal year 2017 for purposes of these legacy long-term cash incentive awards granted to our non-executive employees in previous years was below the previously established goals. However, in recognition of the scale of the decentralization of Cimpress' organization that the company announced in January 2017 and the efforts of employees across the organization to support Cimpress' revised strategy and direction, we decided to pay the 2017 portion of all outstanding long-term cash incentive awards at 50% of target.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers receive the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location. We do, however, from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses relating to their work outside of their home countries.

U.S. based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period. We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our executive officers other than Mr. Arends, whose employment agreement with Cimpress (described below) does not include any severance or change in control provisions. Under the executive retention agreements, if we terminate an executive officer’s employment without cause (as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements) before a change in control of Cimpress or within one year after a change in control (as defined in the agreements), then the executive is entitled to receive:

•	A lump sum severance payment equal to two years’ salary and bonus, in the case of Mr. Keane, or one year’s salary and bonus, in the case of the other executive officers.

•
With respect to any outstanding annual cash incentive award under any cash incentive plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of his or her target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the fiscal year, this pro rata portion is capped at the actual amount of annual cash incentive that the executive would have received had he or she remained employed by Cimpress through the end of the fiscal year. Because we no longer grant annual cash incentive awards to our executives and employees, this amount would be zero.

•
With respect to any outstanding multi-year cash incentive award under any cash incentive plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the applicable performance period, this pro rata portion is capped at the actual amount of cash incentive for the performance period that the executive would have received had he or she remained employed by Cimpress through the end of the performance period.

•
The continuation of all other employment-related health and welfare benefits for two years after the termination in the case of Mr. Keane, or one year after the termination in the case of our other executive officers.

Both the executive retention agreements and our 2016 Plan have change of control provisions. The executive retention agreements provide that, upon a change in control of Cimpress, all equity awards (other than PSUs granted under the 2016 Plan) granted to each executive officer will accelerate and become fully vested; each executive’s multi-year cash incentive awards under our cash incentive plan will accelerate such that the executive will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and each executive will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his or her target annual cash incentive award for that fiscal year. In addition, if after a change in control Cimpress' successor terminates the executive without cause, or the executive terminates his or her employment for good reason (as defined in the agreements), then each of the executive’s equity awards remains exercisable until the earlier of one year after termination or the original expiration date of the award.

The 2016 Plan provides that upon a change in control all PSUs that have satisfied the applicable service-based vesting conditions will be settled for Cimpress ordinary shares in accordance with the plan if the actual price paid per share to holders of Cimpress' securities in connection with the change in control equals or exceeds the CAGR performance goals set forth in the plan.

Our Compensation Committee decided that we would no longer include any excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly, the only current executive officers who have excise tax gross-up provisions in their agreements are Mr. Keane and Ms. Blake. If either of these two executives is required to pay any excise tax pursuant to Section 280G of the US Tax Code as a result of compensation payments made to him or her, or benefits obtained by him or her (including the acceleration of equity awards), resulting from a termination or change in ownership or control of Cimpress, we are required to pay the executive an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing the executive’s compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 280G of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to the executive.

The following table sets forth information on the potential payments to our named executive officers, other than Cornelis David Arends, Lawrence A. Gold, and Donald R. Nelson, upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2017. Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017, and the table shows the actual amounts that Cimpress paid in connection with their termination. Mr. Arends' employment agreement with Cimpress (described below) does not provide for any payment upon termination or change in control, and Mr. Arends did not hold any PSUs under our 2016 Plan at June 30, 2017.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of RSUs and PSUs ($)(3)	Welfare Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,230,000	—	—	60,769	—	3,290,769
•	Change in Control	—	10,223,465	2,215,594	—	—	12,439,059
•	Change in Control w/ Termination Without Cause or With Good Reason	3,230,000	10,223,465	2,215,594	60,769	—	15,729,828

Katryn S. Blake
•	Termination Without Cause or With Good Reason	800,000	—	—	24,584	—	824,584
•	Change in Control	—	1,241,986	2,084,387	—	—	3,326,373
•	Change in Control w/ Termination Without Cause or With Good Reason	800,000	1,241,986	2,084,387	24,584	—	4,150,957

Donald LeBlanc
•	Termination Without Cause or With Good Reason	675,000	—	—	24,415	—	699,415
•	Change in Control	288,750	75,612	1,038,128	—	—	1,402,490
•	Change in Control w/ Termination Without Cause or With Good Reason	963,750	75,612	1,038,128	24,415	—	2,101,905

Sean E. Quinn
•	Termination Without Cause or With Good Reason	700,000	—	—	21,346	—	721,346
•	Change in Control	81,250	—	1,456,991	—	—	1,538,241
•	Change in Control w/ Termination Without Cause or With Good Reason	781,250	—	1,456,991	21,346	—	2,259,587

Lawrence A. Gold(6)
•	Termination Without Cause	914,129	256,151	704,565	23,748	—	1,898,593

Donald R. Nelson(6)
•	Termination Without Cause	773,118	820,715	613,607	23,474	—	2,230,914

_____________

(1)
Amounts in this column represent severance amounts payable under the executive retention agreements. For Messrs. LeBlanc and Quinn, the amounts in this column for Change in Control and Change in Control with Termination include the acceleration of their long-term cash incentive awards.

(2)
Amounts in this column represent the value of unvested, in-the-money share options that would vest upon the triggering event described in the first column. The value of share options for our named executive officers other than Messrs. Gold and Nelson is based on the difference between the exercise price of the options and $94.53 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2017. The value of share options for Messrs. Gold and Nelson is based on the difference between the exercise price of the options and the closing price of our ordinary shares on Nasdaq on their termination dates.

(3)
Amounts in this column for our named executive officers other than Messrs. Gold and Nelson represent the value, based on $94.53 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2017, of (1) unvested restricted share units, or RSUs, that would vest and (2) shares that would be issued pursuant to vested PSUs upon the triggering event described in the first column. For PSUs, we assumed the price paid per share to holders of Cimpress' shares in connection with the change in control would represent an 11% CAGR over the baseline 3YMA of the PSUs, which is the target performance goal in the 2016 Plan. Amounts in this column for Messrs. Gold and Nelson represent the value, based on the closing price of our ordinary shares on their termination dates, of their accelerated RSUs. In addition, the service-based vesting condition of Mr. Gold's PSU award was accelerated with respect to 2,808 PSUs, and the service-based vesting condition of Mr. Nelson's PSU award was accelerated with respect to 6,481 PSUs.

(4)
Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers. Some of the amounts would be payable to Mr. Keane in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.12271 based on the 30-day average currency exchange rate for June 1-30, 2017, which was the end of our most recent fiscal year.

(5)	Amounts in this column are estimates based on a number of assumptions and do not necessarily reflect the actual amounts of tax gross-up payments that Mr. Keane or Ms. Blake would receive.

(6)
Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017, and the amounts in this table represent the actual amounts paid in connection with their termination.

Mr. Arends has an employment agreement with Cimpress N.V. dated November 1, 2015 under which Cimpress agreed to pay Mr. Arends a base salary of €125,000 per month and Mr. Arends is eligible to receive a monthly car and fuel allowance. Under the agreement, Mr. Arends is eligible to participate in the pension scheme made available to members of the management team in his location, but is not eligible to receive any bonuses or equity awards. The agreement terminates on January 10, 2018, and we anticipate entering into a replacement employment agreement with Mr. Arends before that date.

Mr. Arends also has a long term international assignment agreement with Cimpress N.V. dated December 9, 2015 relating to his relocation and assignment to our office in Paris, France. Under this agreement, Mr. Arends' base salary is increased to €1,750,000 per year for the term of the assignment, and he receives a mobility premium of €500,000 per year. Cimpress also pays for Mr. Arends' housing costs up to €15,000 per month.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee manages and makes decisions about the compensation process, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Supervisory Board. The guidelines require our executive officers and Supervisory Board members to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested restricted share units, vested and unvested performance share units, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the Supervisory Board member's annual retainer, as follows:

•	Chief Executive Officer: 5 times annual base salary

•	Other executive officers: 3 times annual base salary

•	Supervisory Board: 3 times Supervisory Board annual cash retainer

We give each executive officer and Supervisory Board member four years from his or her initial appointment as a Cimpress officer or director to comply with the share ownership guidelines. As of June 30, 2017, all executive officers and Supervisory Board members had satisfied their ownership guideline requirement, other than Mr. Arends, Ms. Gasperment, and Dr. Shouraboura, each of whom has two or more years to increase his or her share ownership to the level described above.

Section 162(m)

The United States Internal Revenue Service, pursuant to Section 162(m) of the US Tax Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and to each other named executive officer (other than the Chief Financial Officer) whose compensation is required to be reported to our shareholders pursuant to SEC rules by reason of being among our three most highly paid executive officers. This deduction limitation can apply to compensation paid by U.S. subsidiaries of Cimpress. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.

The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when it believes that such payments are appropriate and in the best interests of Cimpress and its shareholders, after taking into account business conditions or the officer’s performance. Although the Compensation Committee considers the impact of Section 162(m) when administering Cimpress' compensation plans, it does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the Compensation Committee has deemed it appropriate at times to forego awarding compensation that may qualify as performance-based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible by Cimpress' subsidiaries.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Supervisory Board
Scott Vassalluzzo, Chair
Eric C. Olsen
Mark T. Thomas

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer,

(iii) our other three executive officers as of June 30, 2017, and

(iv) two former executive officers who served in their positions during a portion of our fiscal year 2017.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iv) above as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Robert S. Keane	2017	1,619,804	—	9,248,693	—	3,260(4)	10,871,757
President and Chief	2016	579,735	—	—	1,156,012	10,766	1,746,513
Executive Officer	2015	494,804	—	—	1,481,285	6,200	1,982,289

Cornelis David Arends(5)(6)	2017	1,964,743	—	—	—	706,765(7)	2,671,508
Executive Vice President
and President, Upload and Print

Katryn S. Blake	2017	803,019	—	3,647,557	—	412,525(8)	4,863,101
Executive Vice President	2016	379,596	—	—	436,020	973,985(8)	1,789,601
and Chief Executive Officer, Vistaprint	2015	365,000	—	1,205,954	612,344	1,104,617(8)	3,287,915

Donald LeBlanc(5)	2017	677,596	—	2,006,214	142,500	7,975(9)	2,834,285
Executive Vice President
and President, Corporate Solutions

Sean E. Quinn(5)	2017	702,692	112,500	2,462,142	29,875	11,619(9)	3,318,828
Executive Vice President	2016	305,885	—	924,917	284,900	6,924	1,522,626
and Chief Financial Officer

Lawrence A. Gold(10)	2017	432,500	—	1,422,498	—	918,328(11)	2,773,326
Former Executive Vice
President and Chief Legal Officer

Donald R. Nelson(10)	2017	467,039	—	3,282,814	—	780,443(12)	4,530,296
Former Executive Vice	2016	349,731	—	—	279,500	7,713	636,944
President and President,	2015	340,000	—	799,930	411,875	7,800	1,559,605
Mass Customization Platform

_____________

(1)	For fiscal year 2017, we incorporated into the base salary of each of our executive officers other than Mr. Arends the amount of his or her fiscal year 2016 annual cash incentive at the target level.

(2)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

(3)
The amounts reported in this column represent the aggregate amounts earned for each such fiscal year under each named executive officer’s annual cash incentive award for that fiscal year and the component of each officer’s long-term cash incentive award that is attributable to that fiscal year.

(4)
$1,571 of this amount represents payments of tax preparation fees and associated gross-up payments, and $1,689 of this amount represents the reimbursement of business travel expenses for Mr. Keane's attendance at meetings of Cimpress' Management Board and associated tax gross-up payments. Although the reimbursement of business travel expenses would not be taxable to Mr. Keane in the United States and although Mr. Keane is not a resident of the Netherlands, under his ruling with the Dutch tax authorities, this reimbursement is considered taxable income to Mr. Keane. Because Mr. Keane should not be financially penalized as a result of taxation by the country in which Cimpress is incorporated, we gross up the reimbursement payments to offset the increased tax liability to him.

(5)	Messrs. Arends and LeBlanc were appointed executive officers in September 2016, and Mr. Quinn was appointed an executive officer in October 2015.

(6)
These amounts relating to Mr. Arends' compensation were paid in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.12271 based on the 30-day average currency exchange rate for June 1-30, 2017, which was the end of our most recent fiscal year.

(7)
$561,355 of this amount represents a mobility premium, $103,738 of this amount represents rent contribution for Mr. Arends' housing, and $14,773 of this amount represents health insurance contributions, all of which amounts were paid under Mr. Arends' long term international assignment agreement. $26,899 of this amount represents pension contributions.

(8)
For fiscal year 2017, $357,089 of this amount represents tax payments for 2015 and 2016, tax preparation fees, and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $47,653 of this amount represents French taxes paid and associated tax-gross up amounts relating to the vesting of RSUs and exercise of share options attributable to Ms. Blake's assignment in Paris, and $7,783 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan. For fiscal year 2016, $621,325 of this amount represents tax payments for 2014 and 2015 and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $344,554 of this amount represents French taxes paid and associated tax-gross up amounts relating to the vesting of RSUs and exercise of share options attributable to Ms. Blake's assignment in Paris, and $8,106 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan. For fiscal year 2015, $860,604 of this amount represents a lump sum payment of taxes for 2013 and 2014 and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $236,213 of this amount represents French taxes paid relating to the vesting of RSUs during Ms. Blake's assignment in Paris, and $7,800 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan.

(9)	This amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings retirement plan.

(10)	Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017.

(11)
$914,129 of this amount represents severance payments in connection with the termination of Mr. Gold's employment and $4,199 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings retirement plan.

(12)
$773,118 of this amount represents severance payments in connection with the termination of Mr. Nelson's employment and $7,325 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings retirement plan.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2017

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2017.

					Grant Date Fair Value of Share Awards
		Estimated Future Payouts
		Under Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
Name	Grant Date	(#)	(#)(2)	(#)(3)	($)(4)
Robert S. Keane	8/15/2016	—	93,750	187,500	9,248,693

Cornelis David Arends	N/A	—	—	—	—

Katryn S. Blake	8/15/2016	—	36,001	72,002	3,647,557

Donald LeBlanc	8/15/2016	—	19,801	39,602	2,006,124

Sean E. Quinn	8/15/2016	—	24,301	48,602	2,462,142

Lawrence A. Gold(5)	8/15/2016	—	14,040	28,080	1,422,498

Donald R. Nelson(5)	8/15/2016	—	32,401	64,802	3,282,814

_____________

(1)
These columns represent PSUs granted under our 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of both (A) service-based vesting and (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares. The service-based vesting condition is that 25% of the original number of PSUs vest on June 30 of each of 2017 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(2)
These amounts represent the number of Cimpress ordinary shares issuable to each named executive officer six to ten years after the grant date if the following conditions are achieved: (1) The named executive officer fully satisfies the service-based vesting condition described in footnote 1, and (2) the 3YMA CAGR equals or exceeds 11% on any of the sixth through tenth anniversaries of the grant date.

(3)
These amounts represent the number of Cimpress ordinary shares issuable to each named executive officer six to ten years after the grant date if the following conditions are achieved: (1) The named executive officer fully satisfies the service-based vesting condition described in footnote 1, and (2) the 3YMA CAGR is 20% to 25.8925% on any of the sixth through tenth anniversaries of the grant date.

(4)
The amounts reported in this column represent the grant date fair value for the PSU awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

(5)	Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017.

Outstanding Equity Awards at June 30, 2017

The following table contains information about unexercised share options, unvested RSUs, and unvested PSUs as of June 30, 2017 for each of our named executive officers.

	Option Awards				Share Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration	Number of Share Units That Have Not Vested	Market Value of Share Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested

Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)
Robert S. Keane(6)	333,318	—	34.87	5/2/2018
	146,028	—	34.25	5/7/2019
	96,800	—	47.91	5/6/2020
	105,240	—	54.02	5/5/2021
	994,876	229,586(7)	50.00(8)	5/4/2020(8)
					—	—	93,750	8,862,188

Cornelis David Arends	—	—	N/A	N/A	—	—	—	—

Katryn S. Blake	76,703	27,891	50.00(8)	5/4/2020(8)
					13,049	1,233,522	36,001	3,403,175

Donald LeBlanc	5,537	1,698	50.00(8)	8/15/2020(8)
					6,031	570,110	19,801	1,871,789

Sean E. Quinn	—	—	N/A	N/A	9,337	882,627	24,301	2,297,174

Lawrence A. Gold(9)	26,649	—	50.00(8)	12/31/2017	—	—	3,510	331,800

Donald R. Nelson(9)	4,646	—	54.02	12/31/2017
					—	—	8,101	765,788

_____________

(1)
Except as set forth in footnote 8 below, each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and is fully exercisable as of June 30, 2017. Except as set forth in footnote 8, each share option expires 10 years after the date on which it was granted.

(2)
This column represents RSUs. So long as the named executive officer continues to be employed with us, each RSU award vests, and the vested shares are issued to the named executive officer, over a period of four years: 25% of the shares subject to the award after one year and 6.25% per quarter thereafter.

(3)	The market value of the RSUs is determined by multiplying the number of RSUs by $94.53 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2017.

(4)
This column represents PSUs granted under our 2016 Plan. Each PSU represents a right to receive between 0 and 2.5 Cimpress ordinary shares upon the satisfaction of both (A) service-based vesting and (B) performance conditions relating to the CAGR of the 3YMA of Cimpress' ordinary shares over a 6- to 10-year period. The service-based vesting condition is that 25% of the original number of PSUs vest each year on June 30 of each of 2017 through 2020 so long as the executive officer continues to be an eligible participant under Cimpress' 2016 Plan on such vesting date.

(5)
The market value of the PSUs is determined by multiplying the number of shares that would be issuable if our 3YMA CAGR met the target level by $94.53 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2017.

(6)	Mr. Keane’s share option awards are held by the Trusts.

(7)	Mr. Keane may not exercise his premium-priced options unless our share price on Nasdaq is at least $75.00 on the exercise date.

(8)
These awards are premium-priced share options with an exercise price that is significantly higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates. The Compensation Committee chose this exercise price in part because it is higher than the highest of the three-, six-, and twelve-month trailing averages of Cimpress' share price on Nasdaq as of the July 28, 2011 public announcement of our growth strategy. The premium-priced share options vest over seven years and have an eight-year term.

(9)
Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017. In connection with the termination of their employment, the service-based vesting condition of their PSU awards was accelerated with respect to 25% of their PSUs, and the remaining 75% of their PSUs was canceled.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2017

The following table contains information about option exercises and vesting of RSUs on an aggregated basis during fiscal year 2017 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Robert S. Keane	273,668	15,998,744	—	—
Cornelis David Arends	—	—	—	—
Katryn S. Blake	—	—	14,933	1,318,209
Donald LeBlanc	—	—	6,351	569,967
Sean E. Quinn	—	—	6,094	530,239
Lawrence A. Gold(3)	23,044	989,196	20,051	1,730,814
Donald R. Nelson(3)	177,077	7,385,851	15,376	1,299,280
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(1)
Represents the net amount realized from all option exercises during fiscal 2017. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our ordinary shares on Nasdaq on the date of exercise.

(2)	The value realized on vesting of RSUs is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vesting date.

(3)	Messrs. Gold and Nelson ceased to be executive officers in January 2017 and departed Cimpress in fiscal year 2017.

COMPENSATION OF SUPERVISORY BOARD MEMBERS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Supervisory Board. When considering the compensation of our Supervisory Board, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress, the skill level that we require of members of our Supervisory Board, and competitive compensation data from our peer group.

Fees

We pay the members of our Supervisory Board the following fees for their service on our Supervisory Board:

All members of the Supervisory Board	$112,500 retainer per fiscal year

Chairman of the Supervisory Board	Additional $22,500 retainer per fiscal year

Audit Committee	●	$15,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $22,500 retainer per fiscal year for the committee chairman

Compensation Committee	●	$10,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $15,000 retainer per fiscal year for the committee chairman

Nominating and Corporate Governance Committee	●	$10,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $12,500 retainer per fiscal year for the committee chairman

We also reimburse our Supervisory Board for reasonable travel and other expenses incurred in connection with attending meetings of our Supervisory Board and its committees, and we pay for their tax preparation fees and filings for their Dutch income tax returns.

Performance Share Units

In keeping with the goals of aligning the Supervisory Board's equity awards with the equity awards received by Cimpress' executives and employees and maintaining the competitiveness of the compensation program, beginning in fiscal year 2017, we grant to our Supervisory Board members PSUs under our 2016 Plan. PSUs granted to our Supervisory Board have the same terms as the PSUs granted to our executives and employees, except that, as described below, the Supervisory Board PSUs have the same more challenging performance threshold in the tenth year of the award as PSU awards granted to our Chief Executive Officer.

Each incumbent Supervisory Board member receives $112,500 of PSUs annually in connection with our annual general meeting of shareholders so long as he or she remains a director following that annual general meeting. Each new director receives $150,000 of PSUs in connection with his or her initial appointment to the Supervisory Board. Cimpress determines the number of PSUs to be granted to each director by dividing the applicable dollar amounts described in this paragraph by the 3YMA of Cimpress’ ordinary shares as of the following date, which we refer to as a baseline date:

•	For incumbent directors, the baseline date is November 15 of each year.

•	For newly appointed directors, the baseline date is based on the date of the general meeting of shareholders at which the director is appointed:

General meeting in the months of:	Baseline date is the nearest:
June, July, or August	August 15
September, October, or November	November 15
December, January, or February	February 15
March, April, or May	May 15

PSU awards granted to our Supervisory Board have the same terms as PSU awards granted to our executives and employees, where each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the CAGR of the 3YMA over a 6- to 10-year period, in accordance with the 2016 Plan.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to members of our Supervisory Board vest at a rate of 25% of the original number of PSUs per year over the four years following the applicable annual general meeting (for PSU awards granted to incumbent directors) or the general meeting at which the Supervisory Board member was first appointed (for PSU awards granted to newly appointed directors), in each case so long as the director continues to serve on our Supervisory Board. If a director ceases to serve on the Supervisory Board, other than for cause, he or she retains all PSUs that have satisfied the service-based vesting condition as of his or her termination date. If Cimpress achieves the performance thresholds described below, the former director would receive Cimpress ordinary shares upon settlement of the PSUs, even though he or she is no longer a member of our Supervisory Board.

Second condition to a Performance Dependent Issuance: 3YMA Performance
The performance conditions set forth in the 2016 Plan apply to the PSU awards granted to Supervisory Board members. In summary, beginning on the sixth anniversary of the baseline date for each PSU award, and on each anniversary thereafter through the tenth anniversary, we will calculate the 3YMA as of such date, which we refer to as a measurement date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the director the number of Cimpress ordinary shares determined by multiplying the number of vested PSUs subject to the award by the applicable performance-based multiplier set forth in the 2016 Plan. If none of the CAGR performance goals set forth in the 2016 Plan are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award will be terminated and no Cimpress ordinary shares will be issued with respect to the award.

Summary Compensation Table

The following contains information with respect to the compensation earned by our Supervisory Board members in the fiscal year ended June 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Paolo De Cesare	122,500	155,764	278,264
Sophie A. Gasperment	70,594	207,719	278,313
John J. Gavin, Jr.	150,000	155,764	305,764
Eric C. Olsen	122,500	155,764	278,264
Richard T. Riley	160,000	155,764	315,764
Nadia Shouraboura	122,500	155,764	278,264
Mark T. Thomas	160,000	155,764	315,764
Scott Vassalluzzo	137,500	155,764	293,264
_____________

(1)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the PSUs granted to the directors as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

In addition, at June 30, 2017, our Supervisory Board members held the following equity compensation awards:

•	Each of Messrs. De Cesare and Olsen had 11,540 shares subject to outstanding, unexercised share options, 336 shares subject to outstanding, unvested RSUs, and 1,926 PSUs.

•	Ms. Gasperment held 2,568 PSUs.

•	Mr. Gavin had 26,580 shares subject to outstanding, unexercised share options, 336 shares subject to outstanding, unvested RSUs, and 1,926 PSUs.

•	Mr. Riley had 14,763 shares subject to outstanding, unexercised share options, 336 shares subject to outstanding, unvested RSUs, and 1,926 PSUs.

•	Each of Dr. Shouraboura and Mr. Vassalluzzo had 5,298 shares subject to outstanding, unexercised share options, 336 shares subject to outstanding, unvested RSUs, and 1,926 PSUs.

•	Mr. Thomas had 12,737 shares subject to outstanding, unexercised share options, 336 shares subject to outstanding, unvested RSUs, and 1,926 PSUs.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2017, Messrs. Olsen, Thomas, and Vassalluzzo served as members of our Compensation Committee. During fiscal year 2017, no member of our Compensation Committee was an officer or employee of Cimpress or of our subsidiaries or had any relationship with us requiring disclosure under SEC rules.

During fiscal year 2017, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Supervisory Board or Compensation Committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2017 about the securities issued or authorized for future issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by shareholders(1)	3,410,391	$29.27	9,523,532(3)
Equity compensation plans not approved by shareholders	—	—	—
Total	3,410,391	$29.27	9,523,532(3)
_____________

(1)
Consists of our Amended and Restated 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, and 2016 Performance Equity Plan. This column includes an aggregate of 1,271,965 shares underlying RSUs and PSUs based on 2.5 shares per PSU that were unvested as of June 30, 2017.

(2)	The RSUs and PSUs included in column (a) do not have an exercise price, and the weighted-average exercise price excluding these units is $46.68.

(3)
Includes 7,093,265 shares available for future awards under our 2016 Performance Equity Plan, 2,379,846 shares available for future awards under our 2011 Equity Incentive Plan, and 50,421 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2005 Equity Incentive Plan. For PSUs under our 2016 Performance Equity Plan, we assumed that we would issue ordinary shares equal to 250% of the outstanding PSUs, which is the maximum potential share issuance.

APPENDIX A

CIMPRESS N.V.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual General Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Supervisory Board and Management Board recommend that you vote FOR proposals 1-12, and 1 year for proposal 13.

Proposal	For	Against	Abstain
1. To appoint John J. Gavin, Jr. to serve on our Supervisory Board for a term of four years ending on the date of our annual general meeting of shareholders in 2021.	☐	☐	☐
2. To appoint Zachary S. Sternberg to serve on our Supervisory Board for a term of four years ending on the date of our annual general meeting of shareholders in 2021.	☐	☐	☐
3. To appoint Robert S. Keane to serve on our Management Board for a term of four years ending on the date of our annual general meeting of shareholders in 2021.	☐	☐	☐
4. To appoint Sean E. Quinn to serve on our Management Board for a term of three years ending on the date of our annual general meeting of shareholders in 2020.	☐	☐	☐
5. Vote on a non-binding "say on pay" proposal regarding the compensation of our named executive officers.	☐	☐	☐
6. Adopt our statutory annual accounts for the fiscal year ended June 30, 2017.	☐	☐	☐
7. Discharge the members of our Management Board from liability with respect to the exercise of their duties during the year ended June 30, 2017.	☐	☐	☐
8. Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the year ended June 30, 2017.	☐	☐	☐
9. Authorize the Management Board, acting with the approval of the Supervisory Board, to repurchase up to 6,300,000 of our issued and outstanding ordinary shares until May 14, 2019.	☐	☐	☐
10. Authorize the Management Board, acting with the approval of the Supervisory Board, to issue up to a maximum of 10% of our outstanding share capital and an additional 10% of our outstanding share capital in connection with acquisition activity until May 14, 2019.	☐	☐	☐
11. Authorize the Management Board, with the approval of the Supervisory Board, to exclude or restrict our shareholders' preemptive rights with respect to ordinary shares and rights to subscribe for ordinary shares issued or granted by the Management Board until May 14, 2019.	☐	☐	☐
12. Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
13. Vote on a non-binding "say on frequency" proposal regarding how often to hold future advisory votes on executive compensation (every one, two or three years).	☐	☐	☐	☐

C 1234567890 J N T

1 U P X 3 4 6 9 1 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CIMPRESS N.V.

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THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT BOARD

2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS – NOVEMBER 14, 2017

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Sean Quinn and Kathryn Leach, and each of them with full power of substitution, as proxies to represent and vote as designated hereon all ordinary shares of Cimpress N.V. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Tuesday, November 14, 2017, at the offices of Stibbe N.V., Beethovenplein 10, 1077 WM, Amsterdam, the Netherlands commencing at 7:30 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual General Meeting. ☐

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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